Exhibit 99.1

Aggregate Annual Servicing Report
Capital Auto Receivables Asset Trust 2003-1
January 15, 2003 (inception) through December 31, 2003

Original Inputs

Total Pool Balance	$3,300,048,387.48

Class A-1a Notes Balance	$390,000,000.00
Class A-1a Notes Rate	1.850%

Class A-1b Notes Balance	$786,000,000.00
Class A-1b Notes Rate	One Month LIBOR+.05%

Class A-2a Notes Balance	$242,000,000.00
Class A-2a Notes Rate	2.270%

Class A-2b Notes Balance	$350,000,000.00
Class A-2b Notes Rate	One Month LIBOR+.06%

Class A-3a Notes Balance	$400,000,000.00
Class A-3a Notes Rate	2.750%

Class A-3b Notes Balance	$528,000,000.00
Class A-3b Notes Rate	One Month LIBOR+.09%

Class A-4a Notes Balance	$172,600,000.00
Class A-4a Notes Rate	3.100%

Class A-4b Notes Balance	$150,000,000.00
Class A-4b Notes Rate	One Month LIBOR+.12%

Class B Certificates Balance	$93,444,888.51
Class B Certificates Rate	One Month LIBOR+.47%

Reserve Account Deposit	$46,680,673.33

Part I. Collections

Receipts During the Period	$1,696,134,590.60
Principal on Repurchased Contracts	85,678,097.60
Schedule and Simple Interest Payments Advanced	1,652,505.93
Schedule Principal Advanced	4,894,257.77

Total Collections For the Period	$1,788,359,451.90

Beginning Pool Aggregate Principal Balance	$3,300,048,387.48
Ending Pool Aggregate Principal Balance	$3,195,123,486.44

Beginning Aggregate Discounted Principal Balance	$3,112,044,888.51
Ending Aggregate Discounted Principal Balance	$2,981,589,269.25

Part II. Distributions to Noteholders and Certificateholders

Total Collections	$1,788,359,451.90
Plus: Reserve Account Draw	1,961,482.22
Plus: Net Amount Due From Swap Counterparty	—
Less: Total Servicing Fee	66,336,470.60
Less: Net Amount Due to Swap Counterparty	18,581,786.02
Less: Monthly Interest Due to Noteholders & Certificateholders	54,197,403.42
Less: Reinvestment in New Receivables — Purchase Price	1,394,008,719.02
Less: Principal Due to Noteholders	126,538,448.64
Less: Principal Due to Certificateholders	3,917,170.62
Less: Reserve Account Deposit	4,647.93
Less: Accumulation Account Deposit	2,600,447.76

Equals Reserve Fund Excess to be released to CARI	$124,135,840.11

		Per $1000 of
		Original Principal

Class A-1a Notes Distributable Amount
Monthly Interest	$7,215,000.00	18.500000
Monthly Principal	41,964,281.44	107.600722

Distributable Amount	$49,179,281.44

Class A-1b Notes Distributable Amount
Monthly Interest	$10,048,071.84	12.783806
Monthly Principal	84,574,167.20	107.600722

Distributable Amount	$94,622,239.04

Class A-2a Notes Distributable Amount
Monthly Interest	$5,493,399.96	22.700000
Monthly Principal	—	—

Distributable Amount	$5,493,399.96

Class A-2b Notes Distributable Amount
Monthly Interest	$4,509,818.35	12.885195
Monthly Principal	—	—

Distributable Amount	$4,509,818.35

Class A-3a Notes Distributable Amount
Monthly Interest	$11,000,000.04	27.500000
Monthly Principal	—	—

Distributable Amount	$11,000,000.04

Class A-3b Notes Distributable Amount
Monthly Interest	$6,963,983.11	13.189362
Monthly Principal	—	—

Distributable Amount	$6,963,983.11

Class A-4a Notes Distributable Amount
Monthly Interest	$5,350,599.96	31.000000
Monthly Principal	—	—

Distributable Amount	$5,350,599.96

Class A-4b Notes Distributable Amount
Monthly Interest	$2,024,029.30	13.493529
Monthly Principal	—	—

Distributable Amount	$2,024,029.30

Class B Certificates Distributable Amount
Monthly Interest	$1,592,500.86	17.042140
Monthly Principal	3,917,170.62	41.919582

Distributable Amount	$5,509,671.48

Total Servicing Fee	$66,336,470.60	20.101666

Part III. Reinvestment in New Receivables

Principal Distributable Amount	$1,394,171,346.75
Plus: Accumulation Amount	$2,437,820.03

Equals: Reinvestment Amount	$1,396,609,166.78

Additional Receivables Discounted Principal Balance	$1,394,008,719.02

Remaining Amount	$2,600,447.76

Part IV. Payment Ahead and Advances

Payment Ahead Servicing Account
Beginning Payment Ahead Balance	$1,377,353.47
Less: Payments Applied	7,344,865.47
Current Period Payments Ahead Received	8,197,280.23

Ending Payment Ahead Balance	$2,229,768.23

Advance Account
Beginning Outstanding Unreimbursed Scheduled Principal and Interest Advances	$—
Beginning Outstanding Unreimbursed Simple Interest Advances	$—
Scheduled Principal and Interest Advances	5,615,568.82
Simple Interest Advances	931,194.88
Reimbursement of Previous Scheduled Principal and Interest Advances	4,071,440.63
Reimbursement of Previous Simple Interest Advances	861,593.28

Ending Outstanding Unreimbursed Scheduled Principal and Interest Advances	$1,544,128.19
Ending Outstanding Unreimbursed Simple Interest Advances	$69,601.60

Part V. Balances & Principal Factors

	January 15, 2003	December 31, 2003
Total Pool Balance	$3,300,048,387.48	$3,195,123,486.44
Total Pool Factor	1.0000000	0.9682050
Class A-1a Notes Balance	$390,000,000.00	$348,035,718.56
Class A-1a Notes Principal Factor	1.0000000	0.8923993
Class A-1b Notes Balance	$786,000,000.00	$701,425,832.80
Class A-1b Notes Principal Factor	1.0000000	0.8923993
Class A-2a Notes Balance	$242,000,000.00	$242,000,000.00
Class A-2a Notes Principal Factor	1.0000000	1.0000000
Class A-2b Notes Balance	$350,000,000.00	$350,000,000.00
Class A-2b Notes Principal Factor	1.0000000	1.0000000
Class A-3a Notes Balance	$400,000,000.00	$400,000,000.00
Class A-3a Notes Principal Factor	1.0000000	1.0000000
Class A-3b Notes Balance	$528,000,000.00	$528,000,000.00
Class A-3b Notes Principal Factor	1.0000000	1.0000000
Class A-4a Notes Balance	$172,600,000.00	$172,600,000.00
Class A-4a Notes Principal Factor	1.0000000	1.0000000
Class A-4b Notes Balance	$150,000,000.00	$150,000,000.00
Class A-4b Notes Principal Factor	1.0000000	1.0000000
Class B Certificates Balance	$93,444,888.51	$89,527,717.89
Class B Certificates Principal Factor	1.0000000	0.9580804

Part VI. Reserve Account

		Per $1000 of
		Original Principal
Beginning Reserve Account Balance	$46,680,673.33
Draw for Servicing Fee	—	—
Draw for Class A-1 Notes Distributable Amount	—	—
Draw for Class A-2 Notes Distributable Amount	—	—
Draw for Class A-3 Notes Distributable Amount	—	—
Draw for Class A-4 Notes Distributable Amount	—	—
Draw for Class B Certificates Distributable Amount	—	—
Additions to Reserve Account (for Accumulation Account)	4,647.93
Additions to Reserve Account	—
Releases from Reserve Account	1,961,482.22	—

Ending Reserve Account Balance	$44,723,839.04

Reserve Account Floor	$23,340,336.66

Early Amortization Trigger:
Reserve Account Balance is less than the Specified Reserve Account Balance for Two Consecutive Months
Preceding Collection Period
Specified Reserve Account Balance	$—
Reserve Account Balance	$—

Current Collection Period
Specified Reserve Account Balance	$46,680,673.33
Reserve Account Balance	$46,680,673.33

Part VII. Accumulation Account

Beginning Accumulation Account Balance	—
Accumulation Account Interest	4,647.93
Release of Accumulated Balance	2,605,095.69
Deposit to Accumulation Account	2,600,447.76

Ending Accumulation Account Balance	$—

Early Amortization Trigger:
Accumulation Account exceeds 1.00% of the Initial Aggregate Discounted Principal Balance
Accumulation Account as a % of Initial Aggregate Discounted Principal Balance	0.0000%

Part VIII. Carryover Shortfall

Per $1000 of
Original Principal

Noteholders’ Interest Carryover Shortfall	$—	—
Noteholders’ Principal Carryover Shortfall	$—	—
Certificateholders’ Interest Carryover Shortfall	$—	—
Certificateholders’ Principal Carryover Shortfall	$—	—

Part IX. Charge Off and Delinquency Rates

Charge Off Rate	Average Receivables	Credit Repurchases	Loss Rate
January	$3,195,522,443.59	$43,840.59	0.016463
February	$3,245,071,999.67	$191,337.94	0.070755
March	$3,242,431,401.78	$507,613.62	0.187864
April	$3,241,473,438.98	$666,191.09	0.246625
May	$3,245,309,112.82	$715,287.66	0.264488
June	$3,245,430,208.12	$798,026.90	0.295071
July	$3,245,679,504.36	$757,420.54	0.280035
August	$3,254,049,464.56	$714,842.60	0.263613
September	$3,253,720,792.86	$909,191.75	0.335318
October	$3,258,433,786.13	$803,928.93	0.296067
November	$3,273,018,406.96	$873,780.90	0.320358
December	$3,266,712,276.57	$1,053,021.69	0.386819
Average Loss Rate			0.246956

Delinquency Rate	Total Accounts	Accounts over 60	% Delinquent
January	162,801	276	0.169532
February	170,048	248	0.145841
March	173,120	273	0.157694
April	175,821	262	0.149015
May	178,856	281	0.157110
June	181,219	326	0.179893
July	183,231	346	0.188833
August	185,792	347	0.186768
September	187,936	347	0.184637
October	190,392	364	0.191185
November	193,464	355	0.183497
December	194,778	451	0.231546
Average Delinquency Rate			0.177129